EXHIBIT 99.1

Marlin Business Services Corp. Reports Third Quarter 2007 Diluted Earnings Per Share of $0.41

   Third Quarter Net Income Increases 6.4% Compared to Third Quarter
   of 2006

   Lease and Loan Portfolio Grows 17.4% over Past Year

   New Warehouse Financing Agreements, Securitization Support
   Portfolio Growth Plans

MOUNT LAUREL, N.J., Nov. 6, 2007 (PRIME NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported net income of $5.0 million for the third quarter ended September 30, 2007, a 6.4% increase over $4.7 million for the same period in 2006. Diluted earnings per share was $0.41 compared with $0.39 for the same period in 2006.

For the nine months ended September 30, 2007, net income was $15.2 million and diluted earnings per share was $1.24, both up from $14.8 million and $1.22 per share, respectively, for the same period in 2006. Included in net income and diluted earnings per share for the nine-month period ended September 30, 2006 was an after-tax reduction of Hurricane Katrina related reserves of $545,000 or $0.045 per diluted share. Excluding this after-tax reduction, for the nine-month period ended September 30, 2006 net income was $14.2 million and diluted earnings per share was $1.17.

Daniel P. Dyer, Chairman and Chief Executive Officer of Marlin Business Services Corp., said, "Marlin's strong performance this quarter demonstrates the strength and resilience of our business model as we were able to quickly adjust to industry challenges. We made progress along all of our key operating metrics, including portfolio growth, margins, and funding, while also investing in our infrastructure to support our growth objectives. Our value proposition -- quick turnaround, simplified documentation and competitive terms -- is increasingly meeting the business financing needs of the small business market and creating value for shareholders."

Average net investment in leases and loans of $733.2 million for the quarter ended September 30, 2007 was up 17.4% compared to the third quarter of 2006. Third quarter 2007 lease production was $86.2 million, based on initial equipment cost. Lease production in the quarter reflects efforts to maintain credit quality and pricing discipline as well as temporary disruptions to end user demand, and deliberate reductions in our exposure to select industries. The Company also grew its new Business Capital Loan portfolio during the quarter.

Yields and margins both showed the effects of recently implemented improvement programs. For the quarter, the average implicit yield on new lease production rose to 13.06%, a sequential increase of 2 basis points from the previous quarter and a 33 basis point increase from a year ago. The ability to achieve price increases on new business contributed to a sequential flattening in the portfolio interest income yield, which was 12.34% of total average finance receivables for the third quarter. For the third quarter, the net interest and fee margin expanded 3 basis points to 10.66% of total average finance receivables compared to the second quarter of 2007, reflecting improvements in fee income offset by a higher cost of funds.

For the third quarter, the average cost of funds as a percentage of average total finance receivables was 4.78%, up 18 basis points from the second quarter of 2007 primarily due to the impact of rising short-term interest rates on the Company's variable rate borrowing facilities. During the quarter the Company both renewed and expanded its warehouse financing facilities to an aggregate $340 million. In addition, on October 24, Marlin completed a $440 million term securitization, its ninth securitization and fourth rated AAA. Consequently, the Company now has secured the funding capacity to support its growth plans.

Credit quality remained strong. For the third quarter, charge-offs were $3.4 million, or 1.85% of average total finance receivables on an annualized basis, a ratio that is essentially in line with both the preceding quarter and with the third quarter of 2006. Leases over 60 days delinquent rose 23 basis points on a sequential basis, primarily due to higher delinquencies in select industries and fewer processing days in September. As of September 30, 2007, the Company's allowance for credit losses was $9.4 million, or 1.27% of total finance receivables.

For the quarter, the Company's efficiency ratio was 41.06%. Total operating expenses for the quarter increased to $8.9 million, primarily as a result of costs associated with growth investments in sales hires and marketing initiatives.

Effective November, 2007, the Company is discontinuing the origination of new factoring agreements, and plans to withdraw from the factoring business that was in the pilot phase. At September 30, 2007, factoring-related financings totaled approximately $540,000, consisting of $95,000 of factoring receivables and a $445,000 term loan resulting from the refinance of a real estate related factoring receivable.

In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at www.marlincorp.com.

Conference Call and Webcast

We will host a conference call on Wednesday, November 7, 2007 at 9:00 a.m. ET to discuss our third quarter 2007 results. If you wish to participate, please call 888-819-8038 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing and working capital solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 70 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                      Consolidated Balance Sheets

                                          September 30,  December 31,
                                          -------------  ------------
                                              2007           2006
                                          -------------  ------------
                                         (Dollars in thousands, except
                                                per-share data)
                                           (Unaudited)

 ASSETS
 Cash and cash equivalents                  $  10,964      $  26,663
 Restricted cash                               68,634         57,705
 Net investment in leases and loans           755,928        693,911
 Property and equipment, net                    3,281          3,430
 Property tax receivables                         852            257
 Fair value of cash flow hedge derivatives         43            456
 Other assets                                  11,855         13,030
                                            ---------      ---------
    Total assets                            $ 851,557      $ 795,452
                                            =========      =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Revolving and term secured borrowings      $ 659,561      $ 616,322
 Other liabilities:
  Fair value of cash flow hedge derivatives     4,172          1,607
  Sales and property taxes payable              9,804          8,034
  Accounts payable and accrued expenses         9,974         12,269
  Deferred income tax liability                17,613         22,931
                                            ---------      ---------
   Total liabilities                          701,124        661,163
                                            ---------      ---------

 Commitments and contingencies

 Stockholders' equity:
 Common Stock, $0.01 par value; 75,000,000
  shares authorized; 12,288,036 and
  12,030,259 shares issued and outstanding,
  respectively                                    123            120
 Preferred Stock, $0.01 par value; 5,000,000
  shares authorized; none issued                   --             --
 Additional paid-in capital                    85,645         81,850
 Stock subscription receivable                     (7)           (18)
 Cumulative other comprehensive income         (1,006)         1,892
 Retained earnings                             65,678         50,445
                                            ---------      ---------
   Total stockholders' equity                 150,433        134,289
                                            ---------      ---------
    Total liabilities and stockholders'
     equity                                 $ 851,557      $ 795,452
                                            =========      =========

                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                 Consolidated Statements of Operations

                          Three Months Ended       Nine Months Ended
                             September 30,           September 30,
                          ------------------       -----------------
                           2007        2006        2007        2006
                           ----        ----        ----        ----
                         (Dollars in thousands, except per-share data)
                                          (Unaudited)

 Income:
   Interest income      $   22,622  $   19,629  $   66,210  $   55,996
   Fee income                5,685       5,241      16,486      15,245
                        ----------  ----------  ----------  ----------
  Interest and fee
   income                   28,307      24,870      82,696      71,241
   Interest expense          8,768       6,888      24,735      18,389
                        ----------  ----------  ----------  ----------
  Net interest and fee
   income                   19,539      17,982      57,961      52,852
   Provision for credit
    losses                   3,966       3,082      10,826       7,096
                        ----------  ----------  ----------  ----------
  Net interest and fee
   income after
   provision for credit
   losses                   15,573      14,900      47,135      45,756
  Insurance and other
   income                    1,659       1,365       4,888       3,949
                        ----------  ----------  ----------  ----------
    Operating income        17,232      16,265      52,023      49,705
                        ----------  ----------  ----------  ----------
 Non-interest expense
   Salaries and benefits     5,257       5,171      16,087      15,570
   General and
    administrative           3,447       2,868      10,080       8,692
   Financing related
    costs                      202         408         662       1,060
                        ----------  ----------  ----------  ----------
 Non-interest expense        8,906       8,447      26,829      25,322
                        ----------  ----------  ----------  ----------
   Income before income
    taxes                    8,326       7,818      25,194      24,383
  Income taxes               3,298       3,088       9,961       9,631
                        ----------  ----------  ----------  ----------
 Net income             $    5,028  $    4,730  $   15,233  $   14,752
                        ==========  ==========  ==========  ==========

 Basic earnings per
  share                 $     0.41  $     0.40  $     1.26  $     1.25
 Diluted earnings per
  share                 $     0.41  $     0.39  $     1.24  $     1.22

 Weighted average shares
  used in computing
  basic earnings per
  share                 12,155,152  11,838,677  12,066,077  11,755,028
 Weighted average shares
  used in computing
  diluted earnings per
  share                 12,355,484  12,154,889  12,310,198  12,114,655

                      SUPPLEMENTAL QUARTERLY DATA
             (dollars in thousands, except share amounts)
                              (unaudited)

 Quarter Ended:        9/30/    12/31/     3/31/     6/30/     9/30/
 --------------        2006      2006      2007      2007      2007
                     --------  --------  --------  --------  --------

 New Asset
  Production:
 # of Sales Reps          100       100        96        97       105
 # of Leases            8,824     8,985     8,639     8,423     7,609
 Leased Equipment
  Volume             $100,950  $105,639  $102,652   $97,260   $86,167

 Average monthly
  sources               1,321     1,309     1,337     1,279     1,180

 Implicit Yield on
  New Leases            12.73%    12.67%    12.80%    13.04%    13.06%

 Net interest and
  fee margin:
 Interest Income
  Yield                 12.57%    13.11%    12.40%    12.34%    12.34%
 Fee Income Yield        3.35%     3.07%     3.25%     2.89%     3.10%
 Interest and Fee
  Income Yield          15.92%    16.18%    15.65%    15.23%    15.44%
 Cost of Funds           4.41%     4.95%     4.46%     4.60%     4.78%
 Net interest and
  Fee Margin            11.51%    11.23%    11.19%    10.63%    10.66%

 Average Total
  Finance
  Receivables        $624,711  $660,529  $691,253  $717,893  $733,304
 Average Net
  Investment in
  Leases             $623,999  $658,120  $687,442  $710,587  $724,933

 End of period
  Net Investment
  in Leases          $655,871  $691,932  $717,882  $740,021  $746,889
 End of period Loans     $971    $1,979    $5,175    $8,118    $9,038
 End of period
  Factoring
  Receivables            $296    $1,760      $386      $182       $95

 Total loan and
  lease sales
  personnel               102       103       100       101       114

 Portfolio Asset
  Quality:

 Total Finance
  Receivables
 60+ Days Past Due
  Delinquencies          0.58%     0.71%     0.76%     0.68%     0.91%
 60+ Days Past Due
  Delinquencies        $4,411    $5,715    $6,329    $5,824    $7,951

 Leasing
 60+ Days Past Due
  Delinquencies          0.58%     0.71%     0.76%     0.68%     0.91%
 60+ Days Past Due
  Delinquencies        $4,411    $5,676    $6,288    $5,798    $7,795

 Loans
 60+ Days Past Due
  Delinquencies          0.00%     0.00%     0.28%     0.32%     1.69%
 60+ Days Past Due
  Delinquencies            $0        $0       $15       $26      $156

 Factoring
  Receivables
 60+ Days Past Due
  Delinquencies          0.00%     2.20%     6.57%     0.00%     0.00%
 60+ Days Past Due
  Delinquencies            $0       $39       $26        $0        $0

 Net Charge-offs -
  Leasing              $2,685    $2,405    $2,907    $3,176    $3,351
 % on Average Net
  Investment in
  Leases Annualized      1.72%     1.46%     1.69%     1.79%     1.85%

 Net Charge-offs -
  Other Finance
  Receivables              $0        $0      $118       $31       $49
 % on Average Other
  Finance Receivables
  Annualized             0.00%     0.00%    12.38%     1.70%     2.34%

 Allowance for
  Credit Losses        $7,767    $8,201    $8,568    $8,829    $9,395
  % of 60+
   Delinquencies       176.08%   143.50%   135.38%   151.60%   118.16%

 90+ Day
  Delinquencies
  (Non-earning)        $1,876    $2,250    $2,976    $2,449    $3,438

                      SUPPLEMENTAL QUARTERLY DATA
             (dollars in thousands, except share amounts)
                              (unaudited)

 Quarter
  Ended:    9/30/2006  12/31/2006  3/31/2007    6/30/2007   9/30/2007
 -------   ----------  ----------  ---------   ----------  ----------
 Balance
  Sheet:

 Assets
 Investment
  in Leases
  and Loans  $642,113    $677,848    $705,739    $730,316    $738,275
 Initial
  Direct
  Costs and
  Fees         22,496      24,264      25,886      26,652      27,048
 Reserve
  for
  Credit
  Losses       (7,767)     (8,201)     (8,568)     (8,829)     (9,395)
 Net
  Invest-
  ment in
  Leases
  and Loans  $656,842    $693,911    $723,057    $748,139    $755,928
 Cash and
  Cash
  Equiva-
  lents        34,159      26,663       7,429       8,060      10,964
 Restricted
  Cash        179,964      57,705      63,640      64,660      68,634
 Other
  Assets       15,954      17,173      23,277      21,343      16,031
 Total
  Assets     $886,919    $795,452    $817,403    $842,202    $851,557

 Liabili-
  ties
 Total
  Debt       $712,355    $616,322    $632,197    $651,771    $659,561
 Other
  Liabi-
  lities       44,963      44,841      44,303      42,780      41,563
 Total
  Liabi-
  lities     $757,318    $661,163    $676,500    $694,551    $701,124

 Stock-
  holders'
  Equity
 Common
  Stock          $120        $120        $123        $123        $123
 Paid-in
  Capital,
  net          80,548      81,832      84,381      84,923      85,638
 Other
  Compre-
  hensive
  Income        2,370       1,892         927       1,955      (1,006)
 Retained
  Earnings     46,563      50,445      55,472      60,650      65,678
 Total
  Stock-
  holders'
  Equity     $129,601    $134,289    $140,903    $147,651    $150,433

 Total
 Liabi-
  lities
  and
  Stock-
  holders'
  Equity     $886,919    $795,452    $817,403    $842,202    $851,557

 Capital
  and
  Leverage:
 Tangible
  Equity     $129,601    $134,289    $140,903    $147,651    $150,433
 Debt to
  Tangible
  Equity         5.50        4.59        4.49        4.41        4.38

 Expense
  Ratios:

 Salaries
  and
  Benefits
  Expense      $5,171      $6,898      $5,716      $5,113      $5,257
 Salaries
  and
  Benefits
  Expense
  annual-
  ized % of
  Avg. Fin
  Recbl.         3.31%       4.18%       3.31%       2.85%       2.87%

 Total
  personnel
  end
  of
  quarter         310         314         311         324         331

 General
  and
  Admini-
  strative
  Expense      $2,868      $3,264      $3,352      $3,281      $3,447
 General
  and
  Admini-
  strative
  Expense
   annual-
   ized
   % of
   Avg. Fin
   Recbl.        1.84%       1.98%       1.94%       1.83%       1.88%

 Efficiency
  Ratio         41.55%      50.58%      43.15%      40.68%      41.06%

 Net Income:
 Net Income    $4,730      $3,882      $5,027      $5,178      $5,028

 Annualized
  Perfor-
   mance
   Measures:
 Return on
  Average
  Assets         2.55%       1.86%       2.52%       2.49%       2.38%
 Return on
  Average
  Stock-
  holders'
  Equity        14.79%      11.77%      14.61%      14.36%      13.49%

 Per Share
  Data:

 Number of
  Shares -
  Basic    11,838,677  11,889,262  11,957,024  12,106,482  12,155,152
 EPS- Basic     $0.40       $0.33       $0.42       $0.43       $0.41

 Number of
  Shares -
  Diluted  12,154,889  12,231,808  12,257,484  12,341,182  12,355,484
 EPS-
  Diluted       $0.39       $0.32       $0.41       $0.42       $0.41

 Net investment in total finance receivables
 includes net investment in direct financing
 leases, loans, and factoring receivables

CONTACT: Marlin Business Services Corp.
  Lynne Wilson
  (888) 479-9111 x4108